Exhibit 99.3

BOSTON OMAHA CORPORATION
AND FAIR OUTDOOR, LLC

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AND
UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

JUNE 30, 2015

BOSTON OMAHA CORPORATION
AND FAIR OUTDOOR, LLC

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

June 30, 2015

ASSETS

		Pro Forma		Pro Forma
	Boston Omaha	Adjustments	Notes	Combined

Current Assets:
Cash	$3,684,317	$(1,945,061)	(2)	$1,739,256
Prepaid expense	6,600	-		6,600

Total Current Assets	3,690,917	(1,945,061)		1,745,856

Property and Equipment:
Structures and displays	3,192,692	370,000	(2)	3,562,692
Accumulated depreciation	(6,415)	-		(6,415)

Total Property and Equipment, net	3,186,277	370,000		3,556,277

Other Assets:
Intangible assets	3,476,354	1,575,061	(2)	5,051,415
Investment in unconsolidated affiliate	55,678	-		55,678

Total Other Assets	3,532,032	1,575,061		5,107,093

Total Assets	$10,409,226	$-		$10,409,226

See accompanying notes to unaudited pro forma combined financial statements

BOSTON OMAHA CORPORATION
AND FAIR OUTDOOR, LLC

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

June 30, 2015

LIABILITIES AND STOCKHOLDERS' EQUITY

		Pro Forma		Pro Forma
	Boston Omaha	Adjustments	Notes	Combined

Current Liabilities:
Accounts payable and accrued expenses	$370,246	$-		$370,246
Accounts payable, stockholder	2,721	-		2,721
Notes payable, stockholders	100,000	-		100,000
Note payable, related party	135,494	-		135,494
Accrued interest, stockholders	1,876	-		1,876
Accrued interest, related party	2,739	-		2,739

Total Current Liabilities	613,076	-		613,076

Stockholders' Equity:
Preferred stock, $.001 par value, 3,000,000 shares authorized, 0 shares issued and outstanding	-	-		-
Common stock, $.001 par value, 18,000,000 shares authorized, 268,000 shares issued and outstanding	268	-		268
Class A common stock, $.001 par value, 12,000,000 shares authorized, 1,055,560 and 0 shares issued and outstanding, respectively	1,056	-		1,056
Additonal paid-in capital	10,563,993	-		10,563,993
Accumulated deficit	(769,167)	-		(769,167)

Total Stockholders' Equity	9,796,150	-		9,796,150

Total Liabilities and Stockholders' Equity	$10,409,226	$-		$10,409,226

See accompanying notes to unaudited pro forma combined financial statements

BOSTON OMAHA CORPORATION
AND FAIR OUTDOOR, LLC

UNAUDITED PRO FORMA COMBINED STATEMENT OR OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2015

		Pro Forma		Pro Forma
	Boston Omaha	Adjustments	Notes	Combined
Revenues:
Consulting fees	$9,700	$-		$9,700
Billboard rentals	-	170,284	(2)	170,284

Total Revenues	9,700	170,284		179,984

Costs and Expenses:
Professional fees	212,545	-	(2)	212,545
Ground rents	-	71,834	(2)	71,834
Depreciation and amortization	21,973	109,651	(2)	131,624
Leased employees	6,662	-		6,662
Contract services	4,400	-		4,400
Travel and entertainment	1,877	-		1,877
General and administrative	1,142	2,193		3,335

Total Costs and Expenses	248,599	183,678		432,277

(Loss) Income from Operations	(238,899)	(13,394)		(252,293)

Other Income (Expense):

Equity in income (loss) of unconsolidated affiliate	8,414	-		8,414
Interest expense	(16,303)	(13,221)		(29,524)

(Loss) Income Before Income Tax	(246,788)	(26,615)		(273,403)

Income Tax (Provision) Benefit	-	10,513	(3b)	10,513

Net (Loss) Income	$(246,788)	$(16,102)		$(262,890)

Basic and Diluted Net (Loss) Income per share	(0.73)		(3a)	(0.78)

Basic and Diluted Weighted Average Shares Outstanding	337,982		(3a)	337,982

See accompanying notes to unaudited pro forma combined financial statements

BOSTON OMAHA CORPORATION
AND FAIR OUTDOOR, LLC

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

		Pro Forma		Pro Forma
	Boston Omaha	Adjustments	Notes	Combined
Revenues:
Consulting fees	$43,874	$-		$43,874
Billboard rentals	-	117,641	(2)	117,641

Total Revenues	43,874	117,641		161,515

Costs and Expenses:
Professional fees	66,715	-		66,715
Ground rents	-	22,575	(2)	22,575
Depreciation and amortization	-	219,303	(2)	219,303
Repairs and maintenance	-	8,401	(2)	8,401
General and administrative	-	2,768	(2)	2,768

Total Costs and Expenses	66,715	253,047		319,762

(Loss) Income from Operations	(22,841)	(135,406)		(158,247)

Other Income (Expense):
Equity in income (loss) of unconsolidated affiliate	(15,805)	-		(15,805)
Interest expense	(28,132)	(11,457)		(39,589)

(Loss) Income Before Income Tax	(66,778)	(146,863)		(213,641)

Income Tax (Provision) Benefit	-	58,010	(3b)	58,010

Net (Loss) Income	$(66,778)	$(88,853)		$(155,631)

Basic and Diluted Net (Loss) Income
per share	(0.25)		(3a)	(0.58)

Basic and Diluted Weighted Average
Shares Outstanding	266,954		(3a)	266,954

See accompanying notes to unaudited pro forma combined financial statements

BOSTON OMAHA CORPORATION
AND FAIR OUTDOOR, LLC
NOTES TO UNAUDITED COMBINED PRO FORMA INFORMATION

NOTE 1. BASIS OF PRESENTATION

The unaudited pro forma combined balance has been prepared by applying pro forma adjustments to Boston Omaha Corporation's ("Boston Omaha") ("the Company") unaudited balance sheet as of June 30, 2015.

The unaudited pro forma combined statement of operations for the six months ended June 30, 2015 has been prepared from Boston Omaha's unaudited interim statement of operations for the six months ended June 30, 2015 and from Fair Outdoor, LLC's ("Fair") unaudited interim statement of operations for the six months ended June 30, 2015.

Boston Omaha's audited financial statements and Fair's audited financial statements have been used in the preparation of the unaudited pro forma combined statement of operations for the year ended December 31, 2014.

The unaudited pro forma financial statements should be read in conjunction with the historical financial statements of Boston Omaha and Fair as follows:

Boston Omaha's (formerly known as REO Plus, Inc.) audited financial statements for the year ended December 31, 2014 and the notes relating thereto, as found in its Form 10-K which was filed on February 5, 2015.

Boston Omaha's unaudited financial statements for the six months ended June 30, 2015 and the notes relating thereto, as found in its Form 10-Q-which was filed on August 14, 2015; and

Fair's audited financial statements for the year ended December 31, 2014 and the notes relating thereto included elsewhere in this Form 8-K/A and

Fair's unaudited financial statements for the six months ended June 30, 2015 and the notes relating thereto included elsewhere in this Form 8-K/A.

On June 17, 2015, the Company effected a 7:1 reverse stock split.  The accompanying pro forma combined financial statements have been retroactively adjusted to reflect the stock split.

NOTE 2. PURCHASE OF ASSETS

On July 23, 2015, Link Media Florida, LLC ("LMF") a wholly-owned subsidiary of Boston Omaha purchased two digital displays and related personal property, and intangible assets from a private seller, Fair, for a purchase price of $1,945,061.

Adjustments to the gross purchase price of $2,000,000 were $54,939 and included net earnings of $13,939 for the period from July 23 through August 23, 2015.

NOTE 2. PURCHASE OF ASSETS (Continued)

Recognized Amount of Identifiable Assets Acquired and Liabilities Assumed

Property and Equipment:
Structures and displays	$370,000

Intangible Assets:
Customer relationships	536,300
Permits	52,200
Goodwill	986,561

Total Intangible Assets	1,575,061

Identifiable Assets Acquired	1,945,061

Liabilities assumed	-

Total Identifiable Net Assets	$1,945,061

Depreciation has been provided for structures and displays on a straight-line basis for their estimated useful lives, expected to range from ten to fifteen years.  Amortization has been provided for the intangible assets having finite lives, expected to be three to ten years.

NOTE 3. PRO FORMA ADJUSTMENTS

Earnings per share

The basic net income (loss) per common share is computed by dividing the net income (loss) by the weighted average number of common shares outstanding.

Income Tax (Provision) Benefit

Federal and state income taxes have been provided at statutory rates.